SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Odimo Incorporated

(Exact Name of Registrant as Specified in its Charter)

Delaware	22-3607813

(State of Incorporation or Organization)	(I.R.S. Employer Identification no.)

14001 N.W. 4th Street, Sunrise, Florida	33325

(Address of principal executive offices)	(Zip code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☒

Securities Act registration statement number to which this form relates: 333-117400

Securities to be registered pursuant to Section 12(b) of the Act: None

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, $0.001 par value

(Title of class)

Item 1. Description of Registrant’s Securities to be Registered.

     A description of the Common Stock to be registered hereunder is contained in the section entitled “Description of Capital Stock,” commencing on page 67 of the Prospectus included in the Registrant’s Form S-1 Registration Statement, File No. 333-117400 initially filed with the Securities and Exchange Commission on July 16, 2004 and amended on September 1, 2004, October 5, 2004, November 8, 2004, January 10, 2005 and January 27, 2005, and is incorporated herein by reference (the “Registration Statement”). Any amendment or supplement to the Prospectus under the Registration Statement which may be subsequently filed with the Securities and Exchange Commission shall also be deemed incorporated by reference.

Item 2. Exhibits.

Exhibit Number		Description of Document

3.1*	—	Amended and Restated Certificate of Incorporation of registrant to be filed upon the closing of the offering.

3.2*	—	Amended and Restated Bylaws of registrant to be adopted upon the closing of the offering.

4.1*	—	Specimen Stock Certificate.

4.2.1*	—	Investors’ Rights Agreement dated November 18, 1999 by and between the registrant and certain holders of the registrant’s capital stock.

4.2.2*	—	Amended and Restated Registration Rights Agreement dated March 30, 2004 by and between the registrant and certain holders of the registrant’s capital stock.

*	Filed as a like-numbered exhibit to the Registration Statement, which is incorporated herein by reference.

SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

ODIMO INCORPORATED (Registrant)
Date: February 10, 2005	By:	/s/ Alan Lipton
Alan Lipton
President and Chief Executive Officer